UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 18, 2016

Papa John's International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices) (Zip Code)

(502) 261-7272

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, the Compensation Committee of Papa John’s International, Inc. (the “Company”) approved compensation changes to further align the compensation of Founder, Chairman and Chief Executive Officer, John H. Schnatter, with the Company’s other executive officers.  Mr. Schnatter’s short term incentive target was set at 75% of his base salary (previously 90% of base salary), the same target as the Company’s President and Chief Operating Officer, Steve M. Ritchie, and the Company’s other executive officers.  The Compensation Committee also increased Mr. Ritchie’s base salary from $650,000 to $800,000 and his annual long-term incentive value from $750,000 to $1,000,000 (consisting of $100,000 in performance-based restricted stock units vesting at the end of a 3-year performance period, and the remainder in equal values of time vested restricted stock and stock options with a 10-year term and 3-year graded vesting schedule).  The Company’s executives are also eligible for the annual cash incentives and benefits described in the Company’s Proxy Statement filed March 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

Date: February 23, 2016	By:	/s/ Lance F. Tucker
	Name:	Lance F. Tucker
Senior Vice President,
Chief Financial Officer, Chief Administrative Officer &Treasurer